Exhibit 99-1

                             Joint Filing Agreement

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of this Amendment No. 1 to Schedule 13D, including amendments thereto, with respect to the shares of Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of Constellation Brands, Inc. and further agrees that this Joint Filing Agreement be filed with the Securities and Exchange Commission as an exhibit to such filing, provided, however, that no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe such information is inaccurate (as provided in Rule 13d-1(k)(1)(ii)). This Joint Filing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the persons named below have executed this Joint Filing Agreement as of the dates set forth below.


Dated: October 18, 2001              R, R, M & C Partners, L.L.C.

                                     By:    R, R, M & C Group, L.P.
                                     Its:   Manager

                                            By:   R, R, M & C Management
                                                  Corporation
                                            Its:  General Partner


                                                  By:   /s/ Robert Sands
                                                        ------------------------
                                                        Robert Sands, President

Dated: October 18, 2001              R, R, M & C Group, L.P.

                                     By:    R, R, M & C Management Corporation
                                     Its:   General Partner


                                            By:    /s/ Robert Sands
                                                   -----------------------------
                                                   Robert Sands, President


Dated: October 18, 2001               R, R, M & C Management Corporation


                                      By:    /s/ Robert Sands
                                             -----------------------------------
                                             Robert Sands, President

Dated: October 18, 2001                               /s/ Richard Sands
                                     -------------------------------------------
                                                       Richard Sands*


Dated: October 18, 2001                               /s/ Robert Sands
                                     -------------------------------------------
                                                        Robert Sands*


Dated: October 18, 2001                               /s/ Marilyn Sands
                                     -------------------------------------------
                                                       Marilyn Sands*


Dated: October 18, 2001              CWC Partnership I*


                                     By:  /s/ Richard Sands
                                        ----------------------------------------
                                           Richard Sands, Co-Managing Partner


                                     By:  /s/ Robert Sands
                                        ----------------------------------------
                                           Robert Sands, Co-Managing Partner


Dated: October 18, 2001              M, L, R & R*


                                     By:  /s/ Robert Sands
                                        ----------------------------------------
                                           Robert Sands, Partner



* Executed by this person solely in such person's capacity as a member of the Group described in the Amendment to Schedule 13D to which this Joint Filing Agreement is attached as an Exhibit.